Calculation of Filing Fee Tables
S-3
Four Corners Property Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Four Corners Property Trust, Inc. Common Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Four Corners Property Trust, Inc. Preferred Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Four Corners Property Trust, Inc. Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Four Corners Property Trust, Inc. Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Four Corners Property Trust, Inc. Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Four Corners Property Trust, Inc. Rights	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Four Corners Property Trust, Inc. Common Stock, $0.0001 par value per share	415(a)(6)			$ 93,933,760.00			S-3	333-268205	11/07/2022	$ 13,864.62
			Total Offering Amounts:				$ 93,933,760.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes shares of common stock of Four Corners Property Trust, Inc., if any, issuable upon conversion, exchange, exercise or settlement of the preferred stock, debt securities or warrants whose offer and sale are registered by the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of common stock which may be issued with respect to such shares of common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[2]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. Includes shares of preferred stock of Four Corners Property Trust, Inc., if any, issuable upon conversion, exchange, exercise or settlement of any other class or series of preferred stock, or of any debt securities or warrants, whose offer and sale are registered by the registration statement to which this exhibit is attached.

[3]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[4]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[5]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[6]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[7]	Four Corners Property Trust, Inc. previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on September 17, 2024 (the "2024 ATM Prospectus Supplement"), pursuant to Four Corner Property Trust Inc.'s registration statement on Form S-3ASR (File No. 333-268205) filed with the Securities and Exchange Commission ("SEC") on November 7, 2022 (the "Prior Registration Statement"). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $68,818.22, reflecting the fee due with respect to the shares of common stock having a maximum aggregate offering price of $500,000,000 to be offered and sold pursuant to the 2024 Prospectus Supplement that were not unsold securities registered pursuant to a prior offering. Of those shares of common stock, shares having an aggregate offering price of $406,066,240 have been sold and shares of common stock with a maximum aggregate offering price of $93,933,760 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $13,864.62 that were previously paid on September 17, 2024 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A